UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2008

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50669	77-0576030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

217 Devcon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 467-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 24, 2008, the Company issued a press release regarding the Company’s unaudited financial results for its second quarter ended June 30, 2008. The full text of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 2.05.	Cost Associated with Exit or Disposal Activities

In response to the continued economic uncertainties and expected continuing demand weakness in the second half of 2008, the Company announced further reductions in force and reprioritizing of certain engineering projects. The reduction in force will result in reducing the Company’s headcount by approximately 7-9% by September 30, 2008. SiRF expects to incur a total pre-tax restructuring charge in the range of $0.5 million and $1.0 million related to the severance for terminated employees.

The foregoing contains forward-looking statements regarding the timing of the restructuring plan, effects of the restructuring plan and amount of related charges. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to associated risks related to, among other things, the Company’s ability to complete the restructuring. Actual results may differ materially from those in the forward-looking statements. For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2008

SIRF TECHNOLOGY HOLDINGS, INC.

By:	/s/ Philip Lau
Philip Lau
Corporate Controller and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 24, 2008.